Exhibit 99.1

Press Release

Applied Micro Circuits Corporation Reports Second Quarter Fiscal 2017 Financial Results

Company Delivers Seventh Sequential Quarter of Revenue Growth
GAAP Loss Narrows to $0.05 per share; Non-GAAP Earnings Total $0.02 per share

SANTA CLARA, Calif., October 27, 2016 (GLOBE NEWSWIRE) - Applied Micro Circuits Corporation (Nasdaq: AMCC) (“AppliedMicro”) today reported its financial results for its second quarter of fiscal 2017, ended September 30, 2016.

Q2 Fiscal 2017 Financial Information

•	Consolidated net revenue of $41.8 million, represented the seventh sequential quarter of revenue growth

•	GAAP net loss narrowed significantly to $4.6 million or $0.05 per share, as compared with a GAAP net loss of $10.5 million or $0.12 per share in the previous quarter

•	Non-GAAP net income improved to $2.1 million, or $0.02 per share, as compared with non-GAAP net loss of $2.5 million, or $0.03 per share in the previous quarter.

Commenting on Applied Micro’s fiscal 2017 second quarter results, Dr. Paramesh Gopi, President and Chief Executive Officer, said, “In the second quarter of fiscal 2017 we achieved our seventh consecutive quarter of revenue growth. Our Connectivity business once again drove the improvement in top line results, and higher gross margins combined with greater operating efficiencies led to a return to profitability on a non-GAAP basis.”

"We continue to lead the optical market with our PAM4 single lambda 100/400G FinFET technology, which is now slated to become the industry standard for data center and enterprise connectivity. Additionally, we announced the deployment of our X-Gene products in industry-leading enterprise storage platforms, and successfully taped out X-Gene 3, our third generation server processor,” concluded Dr. Gopi.

AppliedMicro provides non-GAAP results as additional information relating to its financial condition and business trends. This information should be considered in conjunction with corresponding GAAP measures. A reconciliation between GAAP and non-GAAP financial results is provided in the financial tables section of this press release.

Conference Call and Webcast
Management will host a conference call and simultaneous webcast to discuss second quarter fiscal 2017 results and business and financial outlook today, October 27, 2016, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.

DIAL-IN:     (855) 777-0852
PASSCODE:     83882028
WEBCAST:    Investor Relations section of the Company’s website at www.apm.com

A replay of the call will be available starting at 8:00 PM Eastern Time and can be accessed by dialing 855-859-2056 or 404-537-3406 and using the access code 83882028. The replay will be available for seven days.

About AppliedMicro
Applied Micro Circuits Corporation is a global leader in computing and connectivity solutions for next-generation cloud infrastructure and data centers. AppliedMicro delivers silicon solutions that dramatically lower total cost of ownership. Corporate headquarters are located in Santa Clara, California. www.apm.com.
(C) Copyright 2016, Applied Micro Circuits Corporation. AppliedMicro, X-Gene, X-Weave, HeliX, Server on a Chip, Cloud Processor and Cloud Server are trademarks or registered trademarks of Applied Micro Circuits Corporation. All other product or service names are the property of their respective owners.
Forward-Looking Statements
This press release contains forward-looking statements that reflect the Company's current views and expectations with respect to future events and financial performance, including statements regarding the Company's strategic focus; new product development, commercialization and customer acceptance; the development of the X-Gene and ARM ecosystems; the anticipated performance of the Company’s base business; and future revenues, expenses and liquidity. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company's products, successful and timely development of products, an evolving competitive landscape, rapid technological change, increased supplier lead times and other supply chain constraints, the businesses and budgeting decisions of the Company's major customers, which may cause delays, reductions, rescheduling or cancellation of customer orders, successful management and retention of key personnel and service providers, market acceptance of new products and technologies, legal and regulatory developments, and general economic conditions, and do not take into account any restructuring or related activities that the Company may undertake. More information about potential factors that could affect the Company's business and financial results is included in the "Risk Factors" set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, and its other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

CONTACT: Investor Relations Contact:	Media Relations Contact:
Suzanne Schmidt	Mike Major
Phone: (415) 217-4962	Phone (408) 542-8831

APPLIED MICRO CIRCUITS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2016	March 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$81,728	$83,845
Accounts receivable, net	13,552	9,265
Inventories	13,181	16,148
Other current assets	9,929	10,775
Total current assets	118,390	120,033
Property and equipment, net	12,729	13,293
Goodwill	11,425	11,425
Other assets	1,201	1,541
Total assets	$143,745	$146,292
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,843	$8,599
Other current liabilities	20,877	20,862
Total current liabilities	29,720	29,461
Non-current liabilities	1,067	1,793
Total liabilities	30,787	31,254
Stockholders' equity	112,958	115,038
Total liabilities and stockholders' equity	$143,745	$146,292

APPLIED MICRO CIRCUITS CORPORATION
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net revenues	$41,779	$41,498	$39,743	$83,277	$77,556
Cost of revenues	14,119	16,029	17,758	30,148	34,564
Gross profit	27,660	25,469	21,985	53,129	42,992
Operating expenses:
Research and development	24,037	27,485	22,411	51,522	44,028
Selling, general and administrative	8,342	8,699	8,373	17,041	17,137
Restructuring	—	—	15	—	111
Total operating expenses	32,379	36,184	30,799	68,563	61,276
Operating loss	(4,719)	(10,715)	(8,814)	(15,434)	(18,284)
Interest and other income, net	257	247	265	504	1,909
Loss before income taxes	(4,462)	(10,468)	(8,549)	(14,930)	(16,375)
Income tax provision (benefit)	178	71	(488)	249	(910)
Net loss	$(4,640)	$(10,539)	$(8,061)	$(15,179)	$(15,465)
Basic and diluted net loss per share:	$(0.05)	$(0.12)	$(0.10)	$(0.18)	$(0.19)
Shares used in calculating basic and diluted net loss per share	85,984	84,980	82,176	85,486	81,680

APPLIED MICRO CIRCUITS CORPORATION
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
GAAP net loss	$(4,640)	$(10,539)	$(8,061)	$(15,179)	$(15,465)
Adjustments:
Stock-based compensation expense and other	6,790	8,165	5,934	14,955	12,026
Restructuring	—	—	15	—	111
Reversals of impairment charges upon sales of marketable securities	—	—	(267)	—	(1,694)
Income tax effect on non-GAAP adjustments	(22)	(129)	(25)	(151)	(647)
Total GAAP to Non-GAAP adjustments	6,768	8,036	5,657	14,804	9,796
Non-GAAP net income (loss)	$2,128	$(2,503)	$(2,404)	$(375)	$(5,669)
Diluted non-GAAP net income (loss) per share	$0.02	$(0.03)	$(0.03)	$(0.01)	$(0.07)
Shares used in calculating diluted non-GAAP net income (loss) per share (*)	87,014	84,980	82,176	85,486	81,680
Diluted net income (loss) per share:
GAAP diluted net loss per share	$(0.05)	$(0.12)	$(0.10)	$(0.18)	$(0.19)
GAAP to non-GAAP adjustments	0.07	0.09	0.07	0.17	0.12
Non-GAAP diluted net income (loss) per share	$0.02	$(0.03)	$(0.03)	$(0.01)	$(0.07)

(*) For the three months ended September 30, 2016, non-GAAP adjustments convert GAAP net loss to non-GAAP net income; therefore, fully dilutive shares are used in the calculation of non-GAAP diluted net income per share.

APPLIED MICRO CIRCUITS CORPORATION
SCHEDULE OF SELECTED GAAP TO NON-GAAP ADJUSTMENTS
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
GROSS PROFIT:
GAAP gross profit	$27,660	$25,469	$21,985	$53,129	$42,992
Stock-based compensation expense and other	172	158	116	330	209
Non-GAAP gross profit	$27,832	$25,627	$22,101	$53,459	$43,201
OPERATING EXPENSES:
GAAP operating expenses	$32,379	$36,184	$30,799	$68,563	$61,276
Stock-based compensation expense and other	(6,618)	(8,007)	(5,818)	(14,625)	(11,817)
Restructuring	—	—	(15)	—	(111)
Non-GAAP operating expenses	$25,761	$28,177	$24,966	$53,938	$49,348
INTEREST AND OTHER INCOME, NET
GAAP interest and other income, net	$257	$247	$265	$504	$1,909
Reversals of impairment charges upon sales of marketable securities	—	—	(267)	—	(1,694)
Non-GAAP interest and other income, net	$257	$247	$(2)	$504	$215
INCOME TAX EXPENSE (BENEFIT):
GAAP income tax expense (benefit)	$178	$71	$(488)	$249	$(910)
Income tax adjustment	22	129	25	151	647
Non-GAAP income tax expense	$200	$200	$(463)	$400	$(263)
RESEARCH AND DEVELOPMENT :
GAAP research and development	$24,037	$27,485	$22,411	$51,522	$44,028
Stock-based compensation expense and other	(4,624)	(5,993)	(3,955)	(10,617)	(8,015)
Non-GAAP research and development	$19,413	$21,492	$18,456	$40,905	$36,013
SELLING, GENERAL AND ADMINISTRATIVE :
GAAP selling, general and administrative	$8,342	$8,699	$8,373	$17,041	$17,137
Stock-based compensation expense and other	(1,994)	(2,014)	(1,863)	(4,008)	(3,802)
Non-GAAP selling, general and administrative	$6,348	$6,685	$6,510	$13,033	$13,335

APPLIED MICRO CIRCUITS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Operating activities:
Net loss	$(4,640)	$(10,539)	$(8,061)	$(15,179)	$(15,465)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,570	1,570	1,833	3,140	3,671
Amortization of bond premium	174	226	—	400	—
Stock-based compensation expense	6,696	8,165	5,934	14,861	12,026
Tax effect on other comprehensive loss	19	(94)	—	(75)	—
Loss (gain) on short-term investments and other, net	137	(26)	(132)	111	(1,587)
Changes in operating assets and liabilities:
Accounts receivable	(4,389)	102	(1,099)	(4,287)	(217)
Inventories	(584)	3,552	(574)	2,968	3,149
Other assets	1,113	(70)	(355)	1,042	2,109
Accounts payable	2,767	(2,382)	1,095	384	(2,358)
Accrued payroll and other accrued liabilities	(101)	1,077	(50)	977	170
Veloce accrued liability	(3,660)	(8)	(25)	(3,668)	(90)
Deferred revenue	(12)	1	(30)	(10)	(23)
Net cash provided by (used for) operating activities	(910)	1,574	(1,464)	664	1,385
Investing activities:
Proceeds from sales and maturities of short-term investments	9,684	18,461	40,403	28,145	47,847
Purchases of short-term investments	(11,062)	(17,739)	(62,573)	(28,801)	(63,702)
Proceeds from sale of property and equipment	—	2	6	2	31
Purchases of property and equipment	(761)	(2,547)	(492)	(3,308)	(807)
Net cash used for investing activities	(2,139)	(1,823)	(22,656)	(3,962)	(16,631)
Financing activities:
Proceeds from issuances of common stock	1,744	32	1,112	1,776	1,245
Funding of restricted stock units withheld for taxes and other	(431)	(623)	(207)	(1,054)	(1,419)
Net cash provided by (used for) financing activities	1,313	(591)	905	722	(174)
Net decrease in cash and cash equivalents	(1,736)	(840)	(23,215)	(2,576)	(15,420)
Cash and cash equivalents at beginning of the period	24,225	25,065	44,290	25,065	36,495
Cash and cash equivalents at end of the period	$22,489	$24,225	$21,075	$22,489	$21,075